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                                                                  Exhibit 23.16

[Rucci, Bardaro + Barrett, P.C. Letterhead]

To the Proprietor
Mark S. Ferriero, D.D.S.

The audits referenced to in our reported dated November 20, 1996, included in the financial statement schedules as of July 31, 1996, December 31, 1995 and 1994 and for the seven month period ended July 31, 1996 and the years ended December 31, 1995 and 1994 included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We consent to the use of our report herein (or incorporated herein by reference) and to the reference to our firm under the heading of "experts" in the prospective.



                                              /s/Rucci, Bardaro + Barrett, P.C.
                                              Rucci, Bardaro + Barrett, P.C.
                                              Certified Public Accountants


January 28, 1997
Malden, Massachusetts